Filed Pursuant to Rule 424(b)(3)
Registration No. 333-263894

This prospectus supplement relates to an effective registration statement, but the information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 20, 2022

Prospectus supplement

(To prospectus dated March 28, 2022)

$

    % Fixed Rate/Floating Rate Senior Notes due 2028

Issue Price for the Notes:     %

    % Fixed Rate/Floating Rate Senior Notes due 2033

Issue Price for the Notes:     %

Fifth Third Bancorp is offering $                 in an aggregate principal amount of     % Fixed Rate/Floating Rate Senior Notes due 2028 (the “2028 notes”) and $                 in an aggregate principal amount of     % Fixed Rate/Floating Rate Senior Notes due 2033 (the “2033 notes”). In this prospectus supplement, we refer to the 2028 notes and the 2033 notes collectively as the “notes.”

The 2028 notes will initially bear interest at the rate of     % per annum, payable semi-annually in arrears on April      and on October      of each year, commencing on the issue date, and ending on April     , 2027. Commencing on April     , 2027, the notes will bear interest at a floating rate per annum equal to Compounded SOFR (determined with respect to each quarterly interest period using the SOFR Index as described herein) plus     %, payable quarterly in arrears on July     , 2027, October     , 2027, January     , 2028 and at the 2028 maturity date (as defined below). The 2028 notes will mature on April     , 2028.

The 2033 notes will initially bear interest at the rate of     % per annum, payable semi-annually in arrears on April      and on October      of each year, commencing on the issue date, and ending on April     , 2032. Commencing on April     , 2032, the notes will bear interest at a floating rate per annum equal to Compounded SOFR (determined with respect to each quarterly interest period using the SOFR Index as described herein) plus     %, payable quarterly in arrears on July     , 2032, October     , 2032, January     , 2033 and at the 2033 maturity date (as defined below). The 2033 notes will mature on April     , 2033.

The notes will be unsecured senior obligations of Fifth Third Bancorp. The 2028 notes will be redeemable, in whole, but not in part, by us on April     , 2027, and the 2033 notes will be redeemable, in whole, but not in part, by us on April     , 2032, in each case, the date that is one year prior to the applicable maturity date, at 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. In addition, the 2028 notes will be redeemable, in whole or in part, by us on or after the 30th day prior to the 2028 maturity date and the 2033 notes will be redeemable, in whole or in part, by us on or after the 90th day prior to the 2033 maturity date, in each case at 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. See “Description of the Notes—Optional redemption.”

There will be no sinking fund for the notes. The notes will be issued only in minimum denominations of $2,000 or any integral multiples of $1,000 in excess thereof.

See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Price to public		Underwriting discount		Proceeds to us
Per 2028 note		%		%		%
Total for 2028 notes	$		$		$
Per 2033 note		%		%		%
Total for 2033 notes	$		$		$

The price to the public set forth above does not include accrued interest, if any. Interest on the notes will accrue from April     , 2022.

The notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes will not be listed on any securities exchange or interdealer market quotation system. Currently, there is no public market for the notes.

We expect that the notes will be ready for delivery through the book-entry facilities of The Depository Trust Company, Clearstream Banking, Société Anonyme or Euroclear Bank S.A./N.V., as operator of the Euroclear System, as applicable, against payment in New York, New York on or about April     , 2022, which is the third business day following the date of this prospectus supplement (this settlement cycle is referred to as “T+ 3”). Purchasers of the notes should note that trading of the notes may be affected by the settlement date. See “Undewriting (Conflicts of Interest).”

Joint Book-Running Managers

Goldman Sachs & Co. LLC	Fifth Third Securities	Morgan Stanley	RBC Capital Markets

The date of this prospectus supplement is April     , 2022.

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About This Prospectus Supplement

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and certain other matters and also adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Fifth Third,” the “Company,” the “Bancorp,” “we,” “us,” “our” or similar references mean Fifth Third Bancorp and its subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement may be used only for the purpose for which it has been prepared. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer of, or an invitation on our behalf or on behalf of the underwriters to subscribe for and purchase, any securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA AND THE UNITED KINGDOM

PRIIPs Regulation/Prohibition of sales to EEA retail investors. The notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making

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them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

PRIIPs Regulation/Prohibition of sales to UK retail investors. The notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and the accompanying base prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA or the UK will be made pursuant to an exemption under the Prospectus Regulation, from the requirement to produce a prospectus for offers of notes. Accordingly, any person making or intending to make any offer in a Member State of notes which are the subject of the offering contemplated by this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer.

MiFID II product governance / Professional investors and ECPs only target market. Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

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Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement, and in our other filings with the SEC. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information that was filed later.

We incorporate by reference the documents listed below, which we have already filed with the SEC, and any documents we file with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in the documents listed below and such future filings deemed not to have been filed), until this offering is completed or terminated:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed on February 25, 2022;

•	Current Reports on Form 8-K filed on March 10, 2022, April 12, 2022, April 14, 2022 and April 20, 2022; and

•	Proxy Statement on Schedule 14A filed on March 1, 2022.

You can obtain a copy of these Fifth Third filings at no cost on Fifth Third’s website, http://www.53.com under the “Investor Relations” link, then under the heading “Financial Information” and then under the subheading “SEC Filings.” The information contained on or accessible through our website is not incorporated into this prospectus supplement or accompanying prospectus except as described in this section of this prospectus supplement. You also may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Office of the Corporate Secretary

Fifth Third Bancorp

Fifth Third Center

38 Fountain Square Plaza

MD10909F

Cincinnati, Ohio 45263

(513) 534-4300

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Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the prospectus contain statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions, or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this document.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) effects of the global COVID-19 pandemic; (2) deteriorating credit quality; (3) loan concentration by location or industry of borrowers or collateral; (4) problems encountered by other financial institutions; (5) inadequate sources of funding or liquidity; (6) unfavorable actions of rating agencies; (7) inability to maintain or grow deposits; (8) limitations on the ability to receive dividends from subsidiaries; (9) cyber-security risks; (10) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (11) failures by third-party service providers; (12) inability to manage strategic initiatives and/or organizational changes; (13) inability to implement technology system enhancements; (14) failure of internal controls and other risk management systems; (15) losses related to fraud, theft, misappropriation, or violence; (16) inability to attract and retain skilled personnel; (17) adverse impacts of government regulation; (18) governmental or regulatory changes or other actions; (19) failures to meet applicable capital requirements; (20) regulatory objections to Fifth Third’s capital plan; (21) regulation of Fifth Third’s derivatives activities; (22) deposit insurance premiums; (23) assessments for the orderly liquidation fund; (24) replacement of LIBOR; (25) weakness in the national or local economies; (26) global political and economic uncertainty or negative actions; (27) changes in interest rates; (28) changes and trends in capital markets; (29) fluctuation of Fifth Third’s stock price; (30) volatility in mortgage banking revenue; (31) litigation, investigations and enforcement proceedings by governmental authorities; (32) breaches of contractual covenants, representations and warranties; (33) competition and changes in the financial services industry; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; (45) Fifth Third’s ability to meet its sustainability targets, goals and commitments; and (46) such other risks discussed throughout the “Risk Factors” section of this prospectus supplement, and in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2021. See “Where You Can Find More Information.”

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Summary

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the notes. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information.”

Fifth Third Bancorp

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of March 31, 2022, Fifth Third had $211 billion in assets and operated 1,079 full-service Banking Centers and 2,201 Fifth Third branded ATMs in 11 states throughout the Midwestern and Southeastern regions of the United States. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Wealth & Asset Management. As of March 31, 2022, Fifth Third had $549 billion in assets under care, of which it managed $61 billion for individuals, corporations and not-for-profit organizations through its Trust and Registered Investment Advisory businesses.

If you would like to know more about us, see our documents incorporated by reference in this prospectus supplement as described under the heading “Where You Can Find More Information.”

Fifth Third’s principal executive office is: Fifth Third Bancorp, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, telephone number: (800) 972-3030.

The Offering

Title	% Fixed Rate/Floating Rate Senior Notes due 2028.

% Fixed Rate/Floating Rate Senior Notes due 2033.

Total principal amount being issued	$

Terms specific to the 2028 notes

Principal amount being issued	$

Maturity date	April , 2028 (the “2028 maturity date”).

Fixed interest rate	% per annum.

Fixed rate period	From, and including, the issue date to, but excluding, April , 2027.

Fixed interest payment dates	Every April and October , commencing on October , 2022 and ending on April , 2027.

Floating interest rate	Compounded SOFR, determined as set forth under “Description of the Notes—Floating rate period for 2028 notes,” plus %.

Floating rate period	From, and including, April , 2027, to, but excluding, the 2028 maturity date.

Floating interest payment dates	July , 2027, October , 2027, January , 2028 and at the 2028 maturity date, as further described below under “Description of the Notes—Floating rate period for 2028 notes.”

Optional redemption	The 2028 notes will be redeemable, in whole, but not in part, by us on April , 2027, the date that is one year prior to the 2028 maturity date, at 100% of the principal amount of the 2028 notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. In addition, the 2028 notes will be redeemable, in whole or in part, by us on or after the 30th day prior to the 2028 maturity date, at 100% of the principal amount of the 2028 notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the 2028 redemption date (as defined below). See “Description of the Notes—Optional redemption.”

Terms specific to the 2033 notes

Principal amount being issued	$

Maturity date	April , 2033 (the “2033 maturity date”).

Fixed interest rate	% per annum.

Fixed rate period	From, and including, the issue date to, but excluding, April , 2032.

Fixed interest payment dates	Every April and October , commencing on October , 2022 and ending on April , 2032.

Floating interest rate	Compounded SOFR, determined as set forth under “Description of the Notes—Floating rate period for 2033 notes,” plus %.

Floating rate period	From, and including, April , 2032, to, but excluding, the 2033 maturity date.

Floating interest payment dates	July , 2032, October , 2032, January , 2033 and at the 2033 maturity date, as further described below under “Description of the Notes—Floating rate period for 2033 notes.”

Optional redemption	The 2033 notes will be redeemable, in whole, but not in part, by us on April , 2032, the date that is one year prior to the 2033 maturity date, at 100% of the principal amount of the 2033 notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. In addition, the 2033 notes will be redeemable, in whole or in part, by us on or after the 90th day prior to the 2033 maturity date, at 100% of the principal amount of the 2033 notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the 2033 redemption date (as defined below). See “Description of the Notes—Optional redemption.”

Terms applicable to all notes

Denominations	Minimum denominations of $2,000 or any integral multiples of $1,000 in excess thereof.

Fixed interest day count convention	Fixed interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Floating interest day count convention	Floating interest will be computed on the basis of actual number of days in each interest period (or any other relevant period) and a 360-day year.

Issue date	April , 2022.

Date interest starts accruing	April , 2022.

First interest payment date	October , 2022.

Business day	Any day that is not a Saturday or Sunday, and that is not a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to close.

Regular record dates for interest	15 calendar days prior to each interest payment date (whether or not a business day (as defined below)).

Form of notes	The notes will be issued as global securities, and may be withdrawn from the depositary only in the limited situations described in this prospectus supplement.

Name of depositary	The Depository Trust Company (“DTC”).

Trading in DTC	Indirect holders that trade their beneficial interests in the global securities through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds.

Sinking fund	There is no sinking fund.

Defeasance	We may choose to terminate some or all of our obligations under the notes as described under “Description of the Notes—Defeasance and discharge.”

Trustee	We will issue the notes under a senior indenture dated April 30, 2008, as modified by a twelfth supplemental indenture to be dated April , 2022 (the “twelfth supplemental indenture”), with Wilmington Trust Company, as trustee (the “trustee”). Wilmington Trust Company also acts as trustee with respect to other indentures under which Fifth Third has issued securities. If an event of default (as defined below) or covenant breach (as defined below) under the notes occurs, the trustee may be considered to have a conflicting interest with respect to the notes and other notes for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign as trustee under the indenture (as defined below) and we would be required to appoint a successor trustee.

Ranking	The notes will be unsecured senior indebtedness of Fifth Third Bancorp, and rank equally with its other senior unsecured indebtedness and will be effectively subordinated to its secured indebtedness and indebtedness of its subsidiaries. As of March 31, 2022, Fifth Third Bancorp’s subsidiaries’ direct borrowings and deposit liabilities totaled approximately $174.9 billion.

Future issuances	The notes will initially be limited to an aggregate principal amount of $ . We may, from time to time, without notice to or consent of the note holders, increase the aggregate principal amount of the notes by issuing additional notes of the applicable series in the future with the same terms as the applicable series of notes, except for the issue date, the issue price and the initial interest payment date, and such additional notes shall be consolidated with the notes of such series issued in this offering and form a single series of notes, provided that if such additional notes are not fungible with the notes for U.S. federal income tax purposes, such additional notes will be issued with a separate CUSIP number.

Risk factors	An investment in the notes is subject to risks. Please refer to “Risk Factors” beginning on page S-6 of this prospectus supplement and in the “Risk Factors” section included in our Annual Report on Form 10-K for the year ended December 31, 2021, as updated from time to time by our filings made with the SEC after the Form 10-K, as well as other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of factors you should carefully consider before investing in the notes.

Conflicts of interest	Fifth Third Securities, Inc., an underwriter in this offering, is an affiliate of ours. Rule 5121 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) imposes certain requirements on a FINRA member participating in the public offering of securities of an issuer that controls, is controlled by, or is under common control with, the FINRA member. Fifth Third Securities, Inc. has advised us that it will not sell any of our notes to a discretionary account unless it has received specific written approval from the account holder in accordance with Rule 5121. See “Underwriting (Conflicts of Interest).”

Risk Factors

In considering whether to invest in the notes, you should carefully consider the risks described below and the other information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Investing in the notes involves risk. Please see the “Risk Factors” section in Fifth Third’s most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated from time to time by our filings made with the SEC after the Form 10-K. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this document. Risks and uncertainties not presently known to Fifth Third or that Fifth Third currently deems immaterial may also impair its business operations, its financial results and the value of the notes.

The notes are unsecured unsubordinated obligations of Fifth Third Bancorp.

The notes will be unsecured unsubordinated obligations of Fifth Third Bancorp, and will rank equally in right of payment with all of its other unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to any of Fifth Third Bancorp’s existing or future secured obligations to the extent of the value of the assets securing such obligations. As of March 31, 2022, Fifth Third Bancorp, on a stand-alone basis, had no secured indebtedness outstanding and approximately $5.3 billion of indebtedness that ranked pari passu with the indebtedness evidenced by the notes.

The notes are structurally subordinated to all liabilities of Fifth Third Bancorp’s subsidiaries.

The notes are structurally subordinated to all liabilities of Fifth Third Bancorp’s subsidiaries, including without limitation, subsidiary indebtedness for borrowed money, deposits, and trade payables. As of March 31, 2022, Fifth Third Bancorp’s subsidiaries’ direct borrowings and deposit liabilities totaled approximately $174.9 billion. None of Fifth Third Bancorp’s subsidiaries has guaranteed or otherwise become obligated with respect to the notes. Fifth Third Bancorp’s right to receive assets from any of its subsidiaries upon its liquidation or reorganization, and the right of the holders of the notes to participate in those assets, is structurally subordinated to claims of that subsidiary’s creditors, including trade creditors. Even if Fifth Third Bancorp were a creditor of any of its subsidiaries, its rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by Fifth Third Bancorp. Furthermore, none of Fifth Third Bancorp’s subsidiaries is under any obligation to make payments to Fifth Third Bancorp, and any payments to Fifth Third Bancorp would depend on the earnings or financial condition of its subsidiaries and various business considerations. Statutory, contractual, regulatory or other restrictions may also limit Fifth Third Bancorp’s subsidiaries’ ability to pay dividends or make distributions, loans or advances to Fifth Third Bancorp. For these reasons, Fifth Third Bancorp may not have access to any assets or cash flows of its subsidiaries to make payments on the notes.

The notes do not contain any limitations on the amount of debt and other obligations that Fifth Third Bancorp may incur that may rank pari passu to the notes.

The notes do not contain any limitation on the amount of debt or other obligations which rank pari passu with the notes that may hereafter be issued by Fifth Third Bancorp. The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency or insurer.

Events for which acceleration rights under the notes may be exercised are more limited than those available under the terms of our outstanding senior debt securities issued prior to the issue date of the notes.

Immediately prior to the delivery of the notes, we expect to enter into the twelfth supplemental indenture, to be dated April     , 2022, between us, as issuer, and Wilmington Trust Company, as trustee to the base indenture (as defined below), pursuant to which the terms of our senior debt securities to be issued on or after the date of the twelfth supplemental indenture, including the notes, will be modified. The modifications to the terms of our senior debt securities will include, among other things, limiting the circumstances under which the payment of the principal amount of such senior debt securities can be accelerated.

All or substantially all of our outstanding senior debt securities issued prior to the issue date of the notes (the “existing senior debt securities”) provide acceleration rights for nonpayment of principal, premium (if any) or interest and for certain events relating to our bankruptcy, insolvency or reorganization. The existing senior debt securities also provide acceleration rights for our failure to perform any other covenant or warranty for 60 days after we have received written notice of such failure, as well as for certain events relating to the bankruptcy, insolvency or reorganization of any principal subsidiary bank. In addition, the existing senior debt securities do not require a 30-day cure period before a nonpayment of principal becomes an event of default and acceleration rights become exercisable with respect to such nonpayment. However, under the twelfth supplemental indenture payment of the principal amount of the notes:

•

may be accelerated only for (i) our failure to pay the principal of, premium (if any) or interest on the notes and, in each case, such nonpayment continues for 30 days after such payment is due, or (ii) the occurrence of certain events relating to bankruptcy, insolvency or reorganization of Fifth Third Bancorp; and

•

may not be accelerated if (i) we fail to perform any covenant or agreement (other than nonpayment of principal, premium (if any) or interest), or (ii) for the bankruptcy, insolvency or reorganization of any principal subsidiary bank.

As a result of these differing provisions, if we fail to perform any covenant or agreement (other than nonpayment of principal, premium (if any) or interest) that applies both to the notes and to any existing senior debt securities, or if certain events of bankruptcy, insolvency or reorganization occur with respect to any principal subsidiary bank, the trustee and the holders of the existing senior debt securities would have acceleration rights that would not be available to the trustee or the holders of the notes. In addition, if we fail to pay the principal of any existing senior debt securities when due, an event of default would occur immediately with respect to such existing senior debt securities (and the exercise of acceleration rights could proceed immediately in accordance with the provisions of the applicable indenture under which such existing senior debt securities were issued), whereas, if we fail to pay the principal of the notes when due, the trustee and the holders of the notes must wait for the 30-day cure period to expire before such nonpayment of principal becomes an event of default and any acceleration rights are triggered with respect to such nonpayment. Any repayment of the principal amount of existing senior debt securities following the exercise of acceleration rights in circumstances in which such rights are not available to the holders of the notes could adversely affect our ability to make timely payments on the notes thereafter. These limitations on the rights and remedies of holders of the notes could adversely affect the market value of the notes, especially during times of financial stress for us or our industry.

Holders of the notes could be at greater risk for being structurally subordinated if we sell or convey all or substantially all of our assets to one or more of our majority-owned subsidiaries.

We may sell, convey or transfer all or substantially all of our assets to one or more entities that are direct or indirect majority-owned subsidiaries of ours in which we or one or more of our subsidiaries owns or controls more than 50% of the voting stock, and under the indenture, such subsidiary or subsidiaries will not be required to assume our obligations under the notes, and we will remain the sole obligor on the notes. In such event, creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims while holders of the notes would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such transferred assets. See “Description of the Notes—Consolidation, merger and sale of assets.”

Fifth Third Bancorp relies upon dividends and distributions from its subsidiaries to meet its debt service obligations.

As a bank holding company, Fifth Third Bancorp relies on the earnings and cash flows of its subsidiaries, which are paid to Fifth Third Bancorp in the form of dividends and other distributions, to meet its debt service obligations, including on the notes. The ability of Fifth Third Bancorp’s subsidiaries to pay dividends or make other payments or distributions depends on their respective operating results and may be restricted by, among other things, regulatory constraints, including required capital levels, limitations prescribed by state and federal supervisory agencies, prevailing economic conditions (including interest rates), and financial, business and other factors, many of which are beyond the control of Fifth Third Bancorp.

An active trading market may not develop for the notes.

There is no existing market for the notes and there can be no assurance that significant trading for the notes will develop or that holders of notes will be able to sell their notes. Although Fifth Third Bancorp has been advised that the underwriters intend to make a market in the notes, the underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes.

If a trading market for the notes develops, changes in our credit ratings or the debt markets could adversely affect the liquidity and market price of the notes.

If a trading market develops, the liquidity and prices of the notes will depend on many factors, including: (1) our credit ratings with major credit rating agencies; (2) the prevailing interest rates being paid by other companies similar to us; (3) our financial condition, financial performance and future prospects; and (4) the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and may fluctuate in the future. Such fluctuations could have an adverse effect on the liquidity and price of the notes.

In addition, credit rating agencies periodically review their ratings and ratings methodologies for the companies that they follow, including Fifth Third, the issuer of the notes, and Fifth Third Bank, National Association (“Fifth Third Bank”) our depository institution subsidiary. A negative change in ratings could have an adverse effect on the liquidity and price of the notes.

A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the credit rating agency at any time.

The amount of interest payable with respect to each interest period during the floating rate period will be determined near the end of such interest period for the notes.

The interest rate with respect to any interest period during the floating rate period will only be capable of being determined near the end of such interest period in relation to the notes. Consequently, it may be difficult for investors in the notes to estimate reliably the amount of interest that will be payable on the notes. In addition, some investors may be unwilling or unable to trade the notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the notes.

We may redeem the notes prior to their maturity date and you may not be able to reinvest the proceeds in a comparable security.

We may, at our option, redeem the 2028 notes, in whole, but not in part, on April     , 2027, or in whole or in part, at any time or from time to time on or after March     , 2028 and we may, at our option, redeem the 2033 notes, in whole, but not in part, on April     , 2032, or in whole or in part at any time or from time to time on or after January     , 2033, in each case at the applicable redemption price described herein under “Description of the Notes—Optional redemption.” In the event we choose to redeem your notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes.

The interest rate on the notes during the floating rate period will be based on a compounded SOFR, which will be determined by reference to the SOFR Index, a relatively new market index.

For each interest period during the floating rate period, the interest rate on the notes will be based on a compounded SOFR rate calculated by reference to the SOFR Index (as defined below) using the specific formula described in this prospectus supplement. The SOFR Index measures the cumulative impact of compounding the daily secured overnight financing rate (“SOFR”) as provided by the Federal Reserve Bank of New York (the “FRBNY”). The value of the SOFR Index on a particular business day reflects the effect of compounding SOFR on such business day and allows the calculation of compounded SOFR averages over custom time periods. For this and other reasons, the interest rate during any Observation Period (as defined below) will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during the Observation Period for an interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction in the Compounded SOFR (as defined below) used to calculate the interest rate on the notes during the relevant interest period.

The FRBNY only began publishing the SOFR Index on March 2, 2020. In addition, very limited market precedent exists for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies. Accordingly, the specific formula for Compounded SOFR used in the notes may not be widely adopted by other market participants, if at all. The market value of the notes would likely be adversely affected if the market adopts a different calculation method.

SOFR has a very limited history and its historical performance is not indicative of future performance.

The FRBNY began to publish SOFR in April 2018. Although the FRBNY has also begun publishing historical indicative SOFR going back to 2014, such historical indicative data inherently involves assumptions, estimates and approximations. Therefore, SOFR has limited performance history and no actual investment based on the performance of SOFR was possible before April 2018. The level of SOFR during the floating rate period for the notes may bear little or no relation to the historical level of SOFR. The future performance of SOFR is impossible to predict and, therefore, no future performance of SOFR or the notes may be inferred from any of the hypothetical or actual historical performance data. Hypothetical or actual historical performance data are not indicative of the future performance of SOFR or the notes. Changes in the levels of SOFR will affect Compounded SOFR and, therefore, the return on the notes and the trading price of such notes, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that SOFR or Compounded SOFR will be positive.

The composition and characteristics of SOFR are not the same as those of U.S. dollar LIBOR and any failure of SOFR to gain market acceptance could adversely affect the notes.

SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the U.S. dollar London interbank offered rate (“U.S. dollar LIBOR”) in part because it is considered representative of general funding conditions in the overnight Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. In addition, SOFR is an overnight rate, while U.S. dollar LIBOR represents interbank funding over different maturities. As a result, there can be no assurance that SOFR or the SOFR Index will perform in the same way as U.S. dollar LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility, or global or regional economic, financial, political, regulatory, judicial or other events.

The differences between SOFR and U.S. dollar LIBOR may mean that market participants would not consider SOFR a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. In addition, an established trading market for the notes may never develop or may not be very liquid if developed. Market terms for debt securities that are linked to SOFR, such as the spread over the base rate reflected in the interest rate provisions applicable to the notes, may evolve over time, and as a result, trading prices of the notes may be lower than those of later-issued debt securities that are linked to SOFR. If for these or other reasons SOFR does not prove to be widely used in debt securities that are similar or comparable to the notes, the trading price of the notes may be lower than those of debt securities that are linked to rates that are more widely used. Investors in the notes may not be able to sell their notes at all or may not be able to sell their notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased.

Some of these factors include, but are not limited to: (i) actual or anticipated changes in the level of SOFR, (ii) volatility of the level of SOFR, (iii) changes in interest and yield rates, (iv) any actual or anticipated changes in our credit ratings or credit spreads and (v) the time remaining to maturity of such notes. Generally, the longer the time remaining to maturity and the more tailored the exposure, the more the market price of the notes will be affected by the other factors described in the preceding sentence. This can lead to significant adverse changes in the market price of securities like the notes. Depending on the actual or anticipated level of SOFR, the market value of the notes may decrease and you may receive substantially less than 100% of the issue price if you are able to sell your notes prior to maturity.

The SOFR Index may be modified or discontinued and the notes may bear interest during the floating rate period by reference to a rate other than Compounded SOFR, which could adversely affect the value of the notes.

The interest rate during the floating rate period for the notes will be determined by reference to the SOFR Index as published by the FRBNY, as administrator of SOFR, based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. The FRBNY may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR or timing related to the publication of SOFR. These changes may be materially adverse to the interests of investors in the notes, by, for example, reducing the amount of interest payable on the notes during the floating rate period and the trading prices of the notes. In addition, the FRBNY may withdraw, modify or amend the published SOFR Index or other SOFR data in its sole discretion and without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or other SOFR data that the FRBNY may publish after the interest rate for such interest period has been determined.

If we or our designee determine that a Benchmark Transition Event (as defined below) and its related Benchmark Replacement Date (as defined below) have occurred with respect to the notes, then the interest rate on the notes during the floating rate period will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under the caption “Description of the Notes—Floating rate period—Compounded SOFR.” If a particular Benchmark Replacement (as defined below) or Benchmark Replacement Adjustment (as defined below) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined below) (such as the Alternative Reference Rates Committee (“ARRC”)), (ii) the International Swaps and Derivatives Association, Inc. (“ISDA”) or (iii) in certain circumstances, us or our designee.

In addition, the terms of the notes expressly authorize us or our designee, in connection with a Benchmark Replacement, to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, changes to the definition of “interest period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the notes during the floating rate period by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the notes in connection with a Benchmark Transition Event, could adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes.

Further, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predictable based on historical performance, (iv) the secondary trading market for the notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as U.S. dollar LIBOR, during corresponding periods. In addition, although changes in Compounded SOFR generally are not expected to be as volatile as changes in SOFR on a daily basis, the return on, value of and market for the notes may fluctuate more than floating rate debt securities with interest rates based on less volatile rates.

We or our designee will make certain determinations with respect to the notes, which determinations may adversely affect the notes.

We or our designee will make certain determinations with respect to the notes as further described under the caption “Description of the Notes—Compounded SOFR.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the notes in our or our designee’s sole discretion as further described under the caption “Description of the Notes—Compounded SOFR.” In addition, we or an affiliate of ours may assume the duties of the Calculation Agent (as defined below) for the notes during the floating rate period. In making any required determinations, potential conflicts of interest may exist between us, or our designee (which may be our affiliate), and you. Any of these determinations may adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes. For further information regarding these types of determinations, see “Description of the Notes—Compounded SOFR.”

We or our affiliates may publish research reports that could affect the market value of the notes.

We or one or more of our affiliates, at present or in the future, may publish research reports with respect to movements in interest rates generally, or with respect to the U.S. dollar LIBOR transition to alternative reference rates or SOFR specifically. This research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the market value of the notes.

Use of Proceeds

We estimate that the net proceeds of this offering will be approximately $                 after estimated expenses and commissions to be paid by us. We intend to use the net proceeds of this offering for general corporate purposes.

Regulatory Considerations

The Federal Reserve Board regulates, supervises and examines Fifth Third Bancorp as a bank holding company and as a company that has previously elected to be treated as a financial holding company under the Bank Holding Company Act of 1956, as amended. Fifth Third Bancorp’s depository institution subsidiary, Fifth Third Bank, National Association, is also regulated by the Office of the Comptroller of the Currency as well as various other federal and state banking regulators. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies, banks and their subsidiaries and specific information relevant to Fifth Third, please refer to Fifth Third Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus supplement.

Description of the Notes

The following is a brief description of certain terms of the notes and the indenture. It does not purport to be complete in all respects. This description is subject to and is qualified in its entirety by reference to the indenture, which has been incorporated by reference into the registration statement to which this prospectus supplement relates. In this “Description of the Notes,” references to “we,” “us,” or “our” refer to Fifth Third Bancorp, on a standalone basis.

General

Fifth Third Bancorp will issue the notes under its senior indenture dated April 30, 2008, as supplemented and amended by the twelfth supplemental indenture dated as of April     , 2022, between Fifth Third Bancorp and Wilmington Trust Company, as trustee. We refer to the senior indenture (the “base indenture”), as supplemented and amended by the twelfth supplemental indenture, as the “indenture.”

The notes will be unsecured senior obligations of Fifth Third Bancorp.

There is no sinking fund for the notes. The notes will be issued only in minimum denominations of $2,000 or any integral multiples of $1,000 in excess thereof.

The notes will not be listed or displayed on any securities exchange.

The 2028 notes will be issued in an aggregate principal amount of $            , and, unless previously redeemed or otherwise cancelled as described under “—Optional redemption” will mature on April     , 2028 (the “2028 maturity date”).

The 2033 notes will be issued in an aggregate principal amount of $            , and, unless previously redeemed or otherwise cancelled as described under “—Optional redemption” will mature on April     , 2033 (the “2033 maturity date”).

Payment of principal and interest

Payment of the full principal amount of the 2028 notes will be due on April     , 2028. Payment of the full principal amount of the 2033 notes will be due on April     , 2033.

Interest on the notes will accrue from, and including, April     , 2022 to, but excluding, the first interest payment date and then from, and including, the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date or the applicable maturity date, as the case may be. Each of these periods is referred to as an “interest period” for the notes.

If any interest payment date, redemption date or maturity date of the notes falls on a day which is not a business day, the related payment of principal of, or interest on, the notes will be made on the next day which is a business day with the same force and effect as if made on the applicable interest payment date, redemption date or at maturity, and no interest shall accrue on the amount payable for the period from and after such applicable interest payment date, redemption date or maturity date, as the case may be. A “business day” means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to close.

Interest will be paid to the person in whose name such note is registered at the close of business 15 calendar days preceding the related interest payment date (whether or not a business day).

For the fixed rate periods, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

For the floating rate periods, interest will be computed on the basis of the actual number of days in each interest period (or any other relevant period) and a 360-day year. The amount of accrued interest payable on the notes for each interest period will be computed by multiplying (i) the outstanding principal amount of the notes by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in the applicable Observation Period relating to such interest period (or any other relevant period) divided by 360. The interest rate on the notes will in no event be lower than zero.

The Calculation Agent will determine Compounded SOFR, the interest rate and accrued interest for each interest period in arrears as soon as reasonably practicable on or after the Interest Payment Determination Date (as defined below) for such interest period and prior to the relevant interest payment date and will notify us (if we are not the Calculation Agent) of Compounded SOFR, such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date. At the request of a holder of the notes, we will provide Compounded SOFR, the interest rate and the amount of interest accrued with respect to any interest period, after Compounded SOFR, such interest rate and accrued interest have been determined. The Calculation Agent’s determination of any interest rate, and its calculation of interest payments for any floating rate period, will be maintained on file at the Calculation Agent’s principal offices and will be provided in writing to the trustee.

Fixed rate period for 2028 notes

During the period from, and including, April     , 2022, to, but excluding, April     , 2027, the 2028 notes will bear interest at the rate of     % per annum. Such interest will be payable semi-annually in arrears on April      and October      of each year, beginning on October     , 2022.

Floating rate period for 2028 notes

During the period from, and including, April     , 2027, to, but excluding, the 2028 maturity date, the 2028 notes will bear interest at a floating rate per annum equal to Compounded SOFR plus     %, as determined in arrears by the Calculation Agent (as defined below) in the manner described below. Such interest will be payable quarterly in arrears on July     , 2027, October     , 2027, January     , 2028 and at the 2028 maturity date. Compounded SOFR for each interest period will be calculated by the Calculation Agent in accordance with the formula set forth below with respect to the Observation Period relating to such interest period.

Fixed rate period for 2033 notes

During the period from, and including, April     , 2022, to, but excluding, April     , 2032, the 2033 notes will bear interest at the rate of     % per annum. Such interest will be payable semi-annually in arrears on April      and October      of each year, beginning on October     , 2022.

Floating rate period for 2033 notes

During the period from, and including, April     , 2032, to, but excluding, the 2033 maturity date, the 2033 notes will bear interest at a floating rate per annum equal to Compounded SOFR plus     %, as determined in arrears by the Calculation Agent in the manner described below. Such interest will be payable quarterly in arrears on July     , 2032, October     , 2032, January     , 2033 and at the 2033 maturity date. Compounded SOFR for each interest period will be calculated by the Calculation Agent in accordance with the formula set forth below with respect to the Observation Period relating to such interest period.

Secured Overnight Financing Rate and the SOFR Index

SOFR is published by the FRBNY and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The SOFR Index is published by the FRBNY and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.

The FRBNY notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any interest period during the floating rate period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the FRBNY may publish after the interest rate for that interest period has been determined.

Compounded SOFR

With respect to any interest period, “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” = For periods other than the initial interest period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period, the SOFR Index value on the date that is two U.S. Government Securities Business Days before the first day of such initial interest period (such first day expected for the 2028 notes to be April     , 2027 and for the 2033 notes to be April     , 2032);

“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable interest payment date (or in the final interest period, relating to the maturity date, or, in the case of the redemption of the notes, relating to the applicable redemption date); and

“d” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR,

“Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each interest payment date (or, in the case of the redemption of the notes, preceding the applicable redemption date).

“Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the interest payment date for such interest period (or in the final interest period, preceding the maturity date or, in the case of the redemption of the notes, preceding the applicable redemption date).

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or

(2)

if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “SOFR Index unavailable provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “—Effect of a Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the FRBNY (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the FRBNY, currently at http://www.newyorkfed.org, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the indenture or the notes, if we or our designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining SOFR, then the benchmark replacement provisions set forth below under “—Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period will be an annual rate equal to the sum of the Benchmark Replacement plus     % for the 2028 notes and an annual rate equal to the sum of the Benchmark Replacement plus     % for the 2033 notes.

SOFR Index unavailable provisions

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/reference-rates/additional-information-about-reference-rates, or any successor source. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event

(1)

Benchmark Replacement. If we or our designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes in respect of such determination on such date and all determinations on all subsequent dates.

(2)

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(3)

Decisions and Determinations. Any determination, decision or election that may be made by us or our designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment, or the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the beneficial owners and holders of the notes and the trustee absent manifest error;

•	if made by us as Calculation Agent, will be made in our sole discretion;

•

if made by a Calculation Agent other than us or our designee (which may be our affiliate), will be made after consultation with us, and such Calculation Agent or designee (which may be our affiliate) will not make any such determination, decision or election to which we reasonably object; and

•	notwithstanding anything to the contrary in the indenture or the notes, shall become effective without consent from the holders of the notes, the trustee or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by us or our designee (which may be our affiliate) on the basis as described above, and in no event shall the Calculation Agent be responsible for making any such determination, decision or election.

Under no circumstances will the trustee be responsible for selecting or determining any Benchmark Replacement if the Benchmark will no longer be available following a Benchmark Transaction Event and its related Benchmark Replacement Date. In the case of a Benchmark Transition Event, we will select the Benchmark Replacement prior to the Benchmark Replacement Date and in consultation with the Calculation Agent, ensuring that the Calculation Agent will be able to meet its obligations and requirements under the indenture with respect to the Benchmark Replacement.

Certain defined terms

As used herein:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date; provided that if the Benchmark Replacement cannot be determined in accordance with clause (1) below as of the Benchmark Replacement Date and we or our designee shall have determined that the ISDA Fallback Rate determined in accordance with clause (2) below is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then clause (2) below shall be disregarded, and the Benchmark Replacement shall be determined in accordance with clause (3) below:

(1)

the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that we or our designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decides that adoption of any portion of such market practice is not administratively feasible or if we or our designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and

(b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Calculation Agent” means the firm appointed by us prior to the commencement of the floating rate period. We or an affiliate of ours may assume the duties of the Calculation Agent.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Optional redemption

The 2028 notes will be redeemable, in whole, but not in part, on April     , 2027 at a redemption price equal to 100% of the aggregate principal amount of the 2028 notes, plus accrued and unpaid interest thereon, if any, to but excluding, the redemption date.

On and after March     , 2028, the 2028 notes will be redeemable, in whole or in part, at any time and from time to time, at our option at a redemption price equal to 100% of the aggregate principal amount of the 2028 notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

The 2033 notes will be redeemable, in whole, but not in part, on April     , 2032 at a redemption price equal to 100% of the aggregate principal amount of the 2033 notes, plus accrued and unpaid interest thereon, if any, to but excluding, the redemption date.

On and after January     , 2033, the 2033 notes will be redeemable, in whole or in part, at any time and from time to time, at our option at a redemption price equal to 100% of the aggregate principal amount of the 2033 notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

The principal amount of any note remaining outstanding after redemption in part shall be minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

If we redeem notes at our option, then notwithstanding the foregoing, any interest on the notes being redeemed that is due and payable on any interest payment date falling on or prior to a redemption date for the notes will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the notes and the indenture.

On and after the applicable redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption unless we default in the payment of the redemption price.

In addition, we may at any time purchase notes by tender, in the open market or by private agreement, subject to applicable law.

Events of default; covenant breaches; waivers

An “event of default” under the indenture includes:

•	default for 30 days in any principal payment of any note at maturity;

•	default for 30 days of any interest payment of any note; or

•	a certain bankruptcy, insolvency or receivership event with respect to Fifth Third Bancorp (“bankruptcy event of default”).

Subject to the following paragraph, for senior debt securities on or after April     , 2022, including the notes, no other defaults under or breaches of the indenture or any senior debt securities, including the notes, will result in an event of default, whether after notice, the passage of time or otherwise and therefore or otherwise and therefore none of such other events (even if constituting a covenant breach) will result in a right of acceleration of the payment of the outstanding principal amount of such debt securities, including the notes. For example, the occurrence of events relating to bankruptcy, insolvency or reorganization of any principal subsidiary bank will not directly constitute an event of default under the indenture although it would constitute an event of default under the existing senior debt securities. However, certain events may give rise to a covenant breach, as described below.

We may change, eliminate or add to the events of default with respect to any particular series of senior debt securities, as indicated in the applicable prospectus supplement relating to such series. For the avoidance of doubt, the only events of default with respect to the notes are those set forth above.

A “covenant breach” under the indenture, as to any series of senior debt securities issued on or after April    , 2022, including the notes, includes any of the following:

•

failure by Fifth Third Bancorp for 90 days in performing any other covenant or warranty in the indenture (other than a covenant or warranty solely for the benefit of another series of debt securities) after:

—	Fifth Third Bancorp is given written notice by the trustee, or

—	the holders of at least 25% in aggregate principal amount of the outstanding notes give written notice to Fifth Third Bancorp and the trustee; and

•	failure to deposit any sinking fund payment when and as due by the terms of any debt security of such series.

We may change the definition of “covenant breach” with respect to any particular series of senior debt securities, as indicated in the applicable prospectus supplement. A covenant breach shall not be an event of default with respect to any security.

If an event of default under the indenture, other than a bankruptcy event of default, occurs and continues with respect to the notes, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes to be due and payable immediately. Subject to certain conditions, this declaration may be annulled by the holders of a majority in aggregate principal amount of the outstanding notes. Neither the trustee nor any holders of such senior debt securities will have any enforcement right or other remedy in respect of covenant breaches except as described below.

If a bankruptcy event of default occurs, the principal amount of the notes shall become immediately due and payable automatically, and without any declaration or other action on the part of the trustee or any holder.

If an event of default occurs under the indenture by failure to pay any principal payment at maturity for a period of 30 days or any interest payment for a period of 30 days, the trustee may demand payment of amounts then due and payable on the notes. Furthermore, if any event of default or covenant breach occurs under the indenture, the trustee may, in its discretion, proceed to enforce its rights, including under any covenant. For avoidance of doubt, the remedies available to the trustee and the holders include a right of acceleration only in the case of an event of default. There is no right of acceleration in the case of a covenant breach.

In addition, the holders of a majority in aggregate principal amount of the outstanding notes may waive any past default with respect to the notes, except for a default:

•	in any principal, premium or interest payment; or

•	in respect of a covenant or other provision which cannot be amended or modified without the consent of the holder of each outstanding note.

Any annulment or waiver so effected will be binding on all holders of the notes.

In the event of the bankruptcy, insolvency or reorganization of Fifth Third Bancorp, the claims of holders of the notes would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

The indenture contains a provision entitling the trustee, acting under the required standard of care, to be indemnified by the holders of the outstanding notes before proceeding to exercise any right or power under the indenture at the holders’ request. The holders of a majority in principal amount of outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the notes. The trustee, however, may decline to act if that direction is contrary to law or the indenture and may take any other action it deems proper and not inconsistent with the holders’ direction.

No holder will have the right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default or covenant breach with respect to the notes;

•

the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request to the trustee to institute a proceeding, and those holders have offered the trustee reasonable indemnity;

•	the trustee has failed to institute the proceeding within 60 days after receipt of the notice, request and offer of reasonable indemnity; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding notes.

These limitations do not apply to a suit instituted by a holder of a note for the enforcement of payment of the principal of or any premium or interest on the note on or after the maturity date.

Modification and waiver

We may modify or amend the indenture with the consent of the trustee, in some cases without obtaining the consent of holders, including modifications and amendments to, among other things, cure any ambiguity, to correct or supplement any provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, so long as the interests of holders of securities of any series issued under the base indenture (including the notes) are not adversely affected in any material respect.

Other modifications and amendments also require the consent of the holders of at least a majority in aggregate principal amount of the outstanding securities of each series issued under the base indenture that would be affected by the modification or amendment. Further, without the consent of the holder of each outstanding debt security issued under the base indenture that would be affected, Fifth Third Bancorp may not amend or modify an indenture to do any of the following:

•	change the stated maturity of the principal, or any installment of principal or interest, on any outstanding debt security;

•

reduce any principal amount, premium or interest, on any outstanding debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity of that security;

•	change the place of payment where, or the currency or currency unit in which, any principal, premium or interest on any outstanding debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity or, in the case of redemption, on or after the redemption date;

•	reduce the percentage in principal amount of outstanding debt securities necessary to modify or amend the indenture; or

•

modify the above requirements, requirements with respect to the waiver of certain covenants, or requirements with respect to the waiver of past defaults, or reduce the percentage of aggregate principal amount of outstanding debt securities of any series required to be held by holders seeking to waive compliance with certain provisions of the indenture or seeking to waive certain defaults.

The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under that indenture:

•

the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of its maturity;

•

the principal amount of outstanding debt securities denominated in a foreign currency or currency unit will be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of that outstanding debt security or, in the case of an original issue discount security, the U.S. dollar equivalent, determined on the date of original issuance of such outstanding debt security, of the amount determined as provided in the bullet point above; and

•	the principal amount of outstanding debt securities owned by Fifth Third Bancorp or any of its affiliates will be disregarded and deemed not to be outstanding.

Consolidation, merger and sale of assets

The indenture provides that we may not consolidate with or merge into another person or convey, transfer or lease our properties and assets substantially as an entirety to another person or permit another person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us unless:

•	the entity formed by the consolidation or into which Fifth Third Bancorp merges, or to which it conveys, transfers or leases its properties and assets, (1) is a corporation, partnership or trust organized and existing under the laws of the United States, any state of the United States or the District of Columbia, and (2) expressly assumes by supplemental indenture the payment of any principal, premium or interest on the debt securities, and the performance of any other covenants under the indenture;

•

immediately after giving effect to the transaction, no event of default (and with respect to any series of debt securities issued after April     , 2022, including the notes, no covenant breach), and no event which, after notice or lapse of time or both, would become an event of default (or, with respect to any series of senior debt securities issued on or after April     , 2022, including the notes, a covenant breach), will have occurred and be continuing under the indenture;

•

if as a result of each consolidation, merger, conveyance, transfer or lease of properties and assets, properties or assets of Fifth Third Bancorp would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted under the indenture, we (or our successor entity) take such steps as shall be necessary to secure the notes equally and ratably with all indebtedness secured thereby; and

•

Fifth Third Bancorp delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer of our properties and assets complies with the indenture and that all conditions precedent to such consolidation, merger or transfer of properties and assets have been complied with.

With respect to the senior debt securities issued on or after April     , 2022, including the notes, the foregoing requirements do not apply in the case of a sale, conveyance or transfer by us of all or substantially all of our assets to one or more entities that are direct or indirect subsidiaries in which we or one or more of our subsidiaries own more than 50% of the combined voting power. As a result, if we were to undertake such a transaction, such subsidiary or subsidiaries would not be required to assume our obligations under the notes and we would remain the sole obligor on the notes.

Restriction on disposition of voting stock of certain subsidiaries

Under the indenture, we have agreed not to sell, assign, pledge, transfer or otherwise dispose of, or permit to be issued, any shares of capital stock of a principal subsidiary bank or any securities convertible into or rights to subscribe to such capital stock unless after giving effect to such transaction we would own, directly or indirectly, at least 80% of the outstanding shares of capital stock of each class of capital stock of such principal subsidiary bank. We additionally agreed not to pay any dividend or distribution in capital stock of a principal subsidiary bank unless such principal subsidiary bank unconditionally guarantees payment of principal and interest on the notes.

The indenture defines a principal subsidiary bank as any subsidiary bank, the consolidated assets of which constitute 50% or more of our consolidated assets as of the most recent financial statements of such entities.

Notwithstanding the foregoing, this covenant does not prohibit:

•

any dispositions made by us or any principal subsidiary bank (1) acting in a fiduciary capacity for any person other than us or any principal subsidiary bank, or (2) to us or any of our wholly-owned subsidiaries; or

•	the merger or consolidation of a principal subsidiary bank with and into another subsidiary bank, which becomes a principal subsidiary bank.

This covenant also does not prohibit sales, assignments, pledges, transfers or other dispositions of voting stock of a principal subsidiary bank where:

•	the sale, assignment, pledge, transfer or other disposition is made, in the minimum amount required by law, to any person for the purpose of the qualification of such person to serve as a director;

•

the sale, assignment, pledge, transfer or other disposition is made in compliance with an order of a court or regulatory authority of competent jurisdiction or as a condition imposed by any such court or regulatory authority to the acquisition by us, directly or indirectly, of any other corporation or entity;

•

the sale, assignment, pledge, transfer or other disposition of voting stock or any other securities convertible into or rights to subscribe to voting stock of a principal subsidiary bank as long as (1) such transaction is made for fair market value as determined by our board of directors or the board of directors of the principal subsidiary bank disposing of such voting stock or securities or rights, and (2) after giving effect to such transaction and to any potential dilution, we and our wholly-owned subsidiaries will own, directly or indirectly, at least 80% of the voting stock of such principal subsidiary bank;

•

a principal subsidiary bank sells additional shares of its voting stock to shareholders at any price, so long as immediately after such sale we will own, directly or indirectly, at least as great a percentage of the voting stock of such principal subsidiary bank as we owned prior to the sale of such additional shares; or

•	a pledge is made or a lien is created to secure loans or other extensions of credit by a principal subsidiary bank subject to Section 23A of the Federal Reserve Act.

Defeasance and discharge

Fifth Third Bancorp may terminate some or all of its obligations with respect to the notes (this procedure is often referred to as “defeasance”) by depositing with the trustee as trust funds in money or U.S. government obligations sufficient to pay the principal of and interest on, the notes as they come due.

Defeasance is permitted only if, among other things, Fifth Third Bancorp delivers to the trustee:

•	an opinion of counsel substantially in the form described in the indenture to the effect that the holders of the notes will have no U.S. federal income tax consequences as a result; and

•	if the notes are then listed on any securities exchange, an officer’s certificate to the effect that the debt securities of that series will not be delisted as a result.

This termination will not relieve Fifth Third Bancorp of its obligation to pay when due the principal of, premium, if any, and interest on the notes if the notes are not paid from the money or U.S. government obligations held by the trustee for the purpose of making these payments.

Title

Fifth Third Bancorp, the trustees and any of their agents may treat the registered owner of any note as the absolute owner of that security, whether or not the note is overdue and despite any notice to the contrary, for any purpose.

Governing law

The indenture and notes will be governed by, and construed in accordance with, the laws of the State of New York.

Issuance of additional notes

Fifth Third Bancorp may, from time to time, without notice to or consent of the existing holders of the notes, issue additional notes of the same series under the indenture having the same terms as the notes in all respects, except for the issue date, the issue price and the initial interest payment date, provided that if such additional notes are not fungible with the notes for U.S. federal income tax purposes, such additional notes will be issued with a separate CUSIP number.

The trustee

Wilmington Trust Company will act as trustee for the notes. The trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the indenture at the request, order or direction of any holders of notes unless offered reasonable indemnification.

Miscellaneous

We or our affiliates may from time to time purchase any of the notes that are then outstanding by tender, in the open market or by private agreement.

Book-Entry, Delivery and Form

Book-entry system

The notes will be issued in fully registered form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). One or more fully registered certificates will be issued as global notes in the aggregate principal amount of the notes. Such global notes will be deposited with or on behalf of DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

So long as DTC, or its nominee, is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global note for all purposes under the indenture. Except as set forth in the indenture, owners of beneficial interests in a global note will not be entitled to have the notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of such notes in definitive form and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC for such global note and, if such person is not a participant in DTC (as described below), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

Owners of beneficial interests in a global note may elect to hold their interests in such global note either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System (“Euroclear”), if they are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”).

As long as the notes of each series are represented by the global notes, we will pay principal of and interest on those notes to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and each person owning a beneficial interest will have to rely on the procedures of the depositary and its participants.

We have been advised by DTC, Clearstream and Euroclear, respectively, as follows:

DTC

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear Operator.

Settlement

Investors in the notes will be required to make their initial payment for the notes in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary for such clearing system; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Clearstream Participants or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

The information in this section concerning DTC, Clearstream, Euroclear and DTC’s book-entry system has been obtained from sources that Fifth Third Bancorp believes to be reliable (including DTC, Clearstream and Euroclear), but Fifth Third Bancorp takes no responsibility for the accuracy thereof.

Neither Fifth Third Bancorp, the trustee nor the underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the notes or payments to, or the providing of notice to participants or beneficial owners.

Certain U.S. Federal Income Tax Consequences

The following is a summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes by U.S. holders (as defined below) and non-U.S. holders (as defined below), but does not purport to be a complete analysis of all the potential tax consequences that may be relevant to a holder with respect to the acquisition, ownership and disposition of the notes. This summary is limited to the U.S. federal income tax consequences with respect to notes that were purchased by an initial holder at their original issue at the first price at which a substantial portion of the notes is sold for cash (other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and that are held as capital assets. This summary assumes that the notes will be treated as debt instruments for U.S. federal income tax purposes. This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their circumstances or status, nor does it address specific tax consequences that may be relevant to particular holders (including, for example, financial institutions, broker-dealers, thrifts, real estate investment trusts, regulated investments companies, traders in securities that elect mark-to-market treatment, insurance companies, individual retirement accounts or qualified pension plans or investors in pass-through entities, including partnerships and Subchapter S corporations, U.S. expatriates, tax-exempt organizations, U.S. holders that have a functional currency other than the U.S. dollar, persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement or persons who hold notes as part of a straddle, hedge, conversion or other integrated financial transaction). In addition, this summary does not address U.S. federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction.

This summary is based upon the Internal Revenue Code of 1986 (the “Code”), the Treasury regulations (the “regulations”) promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

We have not sought, and will not seek, any ruling from the IRS with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR HOLDERS RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR NOTES. PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

For purposes of the following summary, a “U.S. holder” is a beneficial owner of notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen of the United States or a resident alien of the United States;

•	a corporation or other entity taxable as a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of its substantial decisions or if a valid election to be treated as a U.S. person is in effect with respect to such trust.

A “non-U.S. holder” is a beneficial owner of notes that is neither a U.S. holder nor a partnership (or other pass-through entity) for U.S. federal income tax purposes.

If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships acquiring notes, and partners in such partnerships, should consult their own tax advisors.

U.S. holders of notes

Treatment of the notes as variable rate debt instruments

The notes will initially bear interest at a fixed rate. Beginning on April     , 2027, the 2028 notes will bear interest at a floating rate per annum equal to Compounded SOFR plus     %. Beginning on April     , 2032, the 2033 notes will bear interest at a floating rate per annum equal to Compounded SOFR plus     %. Under applicable regulations, a debt instrument will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified amount, (b) the debt instrument provides for stated interest, paid or compounded at least annually, at current value of a single fixed rate and one or more qualified floating rates and (c) except as described in (a) above, does not provide for any principal payments that are contingent. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under the foregoing definition, the notes are expected to be treated as variable rate debt instruments for U.S. federal income tax purposes. The remainder of this summary assumes that the notes are treated as variable rate debt instruments.

Payment of interest

It is anticipated, and this discussion assumes, that the issue price of the notes will equal the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be less than a de minimis amount (as set forth in the applicable regulations). If, however, the issue price of a note is less than the stated redemption amount at maturity and the difference is equal to or greater than a de minimis amount (as set forth in the applicable regulations), then a U.S. holder generally will be required to include the difference in income as original issue discount as it accrues with a constant yield method.

The tax treatment of interest depends on whether such interest constitutes “qualified stated interest,” referred to herein as “QSI.” Interest is QSI if it is unconditionally payable or will be constructively received, in cash or property, at least annually at a single fixed rate or at a single “qualified floating rate” or “objective rate” (each as defined in the applicable regulations). Depending on the facts and circumstances, a fixed-to-floating rate may be treated as a single qualified floating rate for purposes of determining the amount of QSI. Based on current market conditions and the manner in which interest rates on the notes are determined, we expect that all of the stated interest on the notes will be treated as QSI and the notes will not be treated as having been issued with any original issue discount. Interest that is QSI will generally be includible in a U.S. holder’s income as ordinary income at the time such interest payments are received or accrued, in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Holders should consult their own tax advisors regarding the tax consequences to them if the notes are issued with original issue discount or if the stated interest is not treated as QSI.

Disposition of the notes

Upon the redemption, sale, exchange or other taxable disposition of a note, a U.S. holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of all cash plus the fair market value of all other property received on such disposition (except amounts received with respect to accrued but unpaid interest, which will be treated as described above under “—U.S. holders of notes—Payment of interest”) and (ii) such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will equal the cost of the note to such U.S. holder. Any gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder’s holding period for the note is more than one year. Long-term capital gain recognized by a non-corporate U.S. holder (such as an individual) generally is subject to tax at a lower rate than short-term capital gain or ordinary income. The deductibility of capital losses is subject to significant limitations.

Net investment income tax

A tax of 3.8% (the “net investment income tax”) is imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain trusts and estates. Among other items, “net investment income” generally includes gross income from interest and net gain from the disposition of certain property, including the notes, less certain related deductions. Prospective purchasers of the notes should consult their tax advisors regarding the possible implications of the net investment income tax on their particular circumstances.

Information reporting and backup withholding

Information reporting generally will apply to payments of interest on the notes and to the proceeds of a sale or other taxable disposition of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 24%) generally will apply to such payments if the U.S. holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. Holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or to otherwise establish an exemption.

Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against such U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided such holder timely furnishes the required information to the IRS. Prospective purchasers should consult their own tax advisors as to their qualification for an exemption from backup withholding and the procedure for obtaining an exemption. We cannot refund amounts once withheld.

We will furnish annually to the IRS, and to record holders of the notes to whom we are required to furnish such information, information relating to the amount of interest paid and the amount of backup withholding, if any, with respect to payments on the notes.

Non-U.S. holders of notes

Payments on the notes

Subject to the discussion below concerning FATCA withholding and backup withholding, payments of principal and interest on the notes by Fifth Third Bancorp or any paying agent to any non-U.S. holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest:

•

the non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Fifth Third entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to Fifth Third through stock ownership; and

•

the beneficial owner of the notes certifies on an Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8), under penalties of perjury, that it is not a United States person (as defined in the Code) and the applicable withholding agent (1) does not have actual knowledge or reason to know that the beneficial owner is a United States person, and (2) receives certain certifications from any intermediaries that receive payments on the notes on behalf of a non-U.S. holder.

If a non-U.S. holder does not satisfy the requirements described above, payments of interest made to such holder that are not effectively connected with the conduct of a trade or business in the United States (as described below) will generally be subject to a 30% U.S. federal withholding tax (unless such holder is eligible for a lower treaty rate and satisfies applicable certification requirements).

If a non-U.S. holder of a note is engaged in a trade or business in the United States, and if interest on the note is effectively connected with the conduct of this trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the United States), the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be taxed at rates applicable to United States citizens, resident aliens, and domestic United States corporations on a net income basis except that the holder will generally be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These holders should consult their own tax advisors with respect to other U.S. tax consequences of the purchase, ownership and disposition of notes, including, in the case of corporate holders, the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).

Sale, exchange, redemption or other disposition of the notes

Subject to the discussion below concerning backup withholding, a non-U.S. holder of a note will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, redemption or other disposition of such note, unless the gain is effectively connected with the conduct by the holder of a trade or business in the United States, although any amounts attributable to accrued interest will be subject to the treatment described above under “ —Non-U.S. holders of notes—Payments on the notes” with respect to interest payments.

If a non-U.S. holder of a note is engaged in a trade or business in the United States, and if gain realized by the non-U.S. holder on a sale, exchange, redemption or other disposition of a note is effectively connected with the conduct of this trade or business, the non-U.S. holder will generally be taxed in the same manner as United States citizens, resident aliens, and domestic United States corporations on a net income basis, subject to an applicable income tax treaty providing otherwise.

These holders should consult their own tax advisors with respect to other U.S. tax consequences of the sale, exchange, redemption or other disposition of notes, including, in the case of corporate holders, the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).

FATCA withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to a holder or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on the holder’s behalf if the holder or such persons fail to comply with certain information reporting requirements. Such payments will include U.S.-source interest. Payments of interest received in respect of the notes could be affected by this withholding if a holder is subject to the FATCA information reporting requirements and fails to comply with them or holds notes through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with them (even if payments to the holder would not otherwise have been subject to FATCA withholding). Holders should consult their own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding, including the possible application of an intergovernmental agreement that alters the general FATCA requirements.

If any amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the notes as a result of a failure by a holder (or by an institution through which a holder holds the notes) to comply with FATCA, neither Fifth Third Bancorp nor any paying agent nor any other person would, pursuant to the terms of the notes, be required to pay additional amounts with respect to any notes as a result of the deduction or withholding of such tax. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if a holder is entitled to have such withholding refunded, the required procedures could be cumbersome and significantly delay the holder’s receipt of any amounts withheld.

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with payments of interest on the notes. Unless the non-U.S. holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes and the non-U.S. holder may be subject to backup withholding on payments on the notes or on the proceeds from a sale or other disposition of the notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid such information reporting and backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

ERISA Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan (an “ERISA Plan”) subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also “ERISA Plans”), from engaging in certain transactions involving “plan assets” of any such plan, account or arrangement with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the ERISA Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans and arrangements, including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”), are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (“similar laws”).

Because of its business, Fifth Third and certain of its affiliates may each be considered a party in interest or disqualified person with respect to many ERISA Plans. The acquisition of the notes by an ERISA Plan with respect to which Fifth Third or any such affiliate is or becomes a party in interest or disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the notes are acquired pursuant to and in accordance with an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by qualified professional asset managers), PTCE 90-1 (for transactions involving insurance company pooled separate accounts), PTCE 91-38 (for transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction, and provided further that the ERISA Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring or holding the notes in reliance on these or any other exemption should carefully review the exemption to ensure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied with respect to transactions involving the notes.

Any purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase and holding of the notes that it either (1) is not an ERISA Plan and is not purchasing the notes on behalf of or with “plan assets” of any ERISA Plan or (2) is an ERISA Plan and either its purchase and holding of the notes is eligible for exemptive relief under one of the available exemptions if it would otherwise constitute or result in a prohibited transaction or its purchase and holding of the notes will not constitute or result in a prohibited transaction and no exemptive relief is needed. In addition, any purchaser or holder of the notes or any interest therein which is a non-ERISA arrangement will be deemed to have represented by its purchase or holding of the notes that its purchase and holding will not violate the provisions of any similar law.

In addition, without limiting the foregoing, each purchaser and subsequent transferee of the notes that is, or is acting on behalf of, or is acquiring such notes (or interest therein) with assets of, an ERISA Plan will be deemed to have represented and warranted at all times, in its corporate and its fiduciary capacity, by its purchase and holding of the notes, that neither we, nor the underwriters, nor any of our or their affiliates will become a fiduciary to the ERISA Plan as a result of the purchaser or transferee’s decision to acquire, hold, sell or exchange, or to vote or provide any consent with respect to, the notes.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of the rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any ERISA Plan or non-ERISA arrangement consult with their counsel regarding the potential consequences of any purchase or holding of the notes. If you are the fiduciary of an ERISA Plan or non-ERISA arrangement, and propose to invest in the notes, you should consult your legal counsel.

Nothing herein shall be construed as, and the sale of notes to an ERISA Plan is in no respect, a representation by us or the underwriters that any investment in the notes would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, ERISA Plans generally or any particular ERISA Plan. Purchasers of the notes have the exclusive responsibility for ensuring that their purchase and holding of the notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA or the Code or provisions of any applicable similar laws.

Underwriting (Conflicts of Interest)

Fifth Third Bancorp and the underwriters for the offering (the “underwriters”) named below for whom Goldman Sachs & Co. LLC, Fifth Third Securities, Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC are acting as representatives, have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table.

Underwriters	Principal amount of 2028 notes	Principal amount of 2033 notes
Goldman Sachs & Co. LLC	$	$
Fifth Third Securities, Inc.	$	$
Morgan Stanley & Co. LLC	$	$
RBC Capital Markets, LLC	$	$

Total	$	$

The underwriters are offering the notes subject to their acceptance of the notes from Fifth Third Bancorp and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions.

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to     % of the principal amount of the 2028 notes and up to     % of the principal amount of the 2033 notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to     % of the principal amount of the 2028 notes and up to     % of the principal amount of the 2033 notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes.

Paid by Us
Per 2028 note		%
Total	$

Paid by Us
Per 2033 note		%
Total	$

The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market of the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes.

In connection with the offering of the notes, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering of the notes. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or slowing a decline in the market price of the notes while the offering of the notes is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We estimate that our share of the total expenses of the offering of the notes, excluding the underwriting discount, will be approximately $            .

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended or to contribute to payments that the underwriters may be required to make in respect of any such liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to Fifth Third Bancorp and to persons and entities with relationships with Fifth Third Bancorp, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with Fifth Third Bancorp. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

We expect that delivery of the notes will be made against payment thereof on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the date of pricing of the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before delivery of the notes will be required, by virtue of the fact that the notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

Conflicts of interest

Fifth Third Securities, Inc., an underwriter in this offering, is an affiliate of ours. Rule 5121 of the Conduct Rules of FINRA imposes certain requirements on a FINRA member participating in the public offering of securities of an issuer that controls, is controlled by, or is under common control with, the FINRA member. Fifth Third Securities, Inc. has advised us that it will not sell any of our notes to a discretionary account unless it has received specific written approval from the account holder in accordance with Rule 5121.

Selling restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

The communication of this prospectus supplement and the accompanying base prospectus and any other document or materials relating to the issue of the new notes offered hereby is not being made, and such documents and/or materials have not been distributed or approved, by an authorized person for the purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000 (the “FSMA”). In the United Kingdom, this prospectus supplement and the accompanying base prospectus and any other document or material relating to the issue of the new notes offered hereby are being distributed only to, and are directed only at, persons who are “qualified investors” (as defined in the Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Financial Promotion Order, or (iii) persons to whom it would otherwise be lawful to distribute them, (all such persons together being referred to as “relevant persons”). In the United Kingdom, the new notes offered hereby are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such new notes will be engaged in only with, relevant persons. This prospectus supplement and the accompanying base prospectus and its contents should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement and the accompanying base prospectus or any of its contents. The new notes are not being offered to the public in the United Kingdom.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any new notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any new notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and accompanying base prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and accompanying base prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a.

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b.	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except:

a.

to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

b.	where no consideration is or will be given for the transfer;

c.	where the transfer is by operation of law;

d.	as specified in Section 276(7) of the SFA; or

e.	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore SFA Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Validity of the Notes

The validity of the notes will be passed upon for us by Graydon Head & Ritchey LLP, Cincinnati, Ohio. The validity of the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York. Davis Polk & Wardwell LLP from time to time performs legal services for Fifth Third.

Graydon Head & Ritchey LLP will rely as to all matters of New York law upon the opinion of Davis Polk & Wardwell LLP. Davis Polk & Wardwell LLP will rely as to all matters of Ohio law upon the opinion of Graydon Head & Ritchey LLP.

Experts

The consolidated financial statements incorporated in this prospectus supplement by reference from Fifth Third Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2021 and the effectiveness of Fifth Third Bancorp’s internal control over financial reporting as of December 31, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

Warrants

Senior Debt Securities

Subordinated Debt Securities

Stock Purchase Contracts

Units

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “FITB.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers on a continued or delayed basis.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Our principal executive offices are located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263, and our telephone number at that address is 800-972-3030.

Investing in these securities involves certain risks. See the information included and incorporated herein by reference and any accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2021.

These securities will be our equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2022.

Unless the context requires otherwise, references to “we,” “us,” “our” or similar terms are to Fifth Third Bancorp and its subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, subordinated debt securities, senior debt securities, warrants, stock purchase contracts, units, preferred stock, depositary shares representing interests in preferred stock, and common stock in one or more offerings.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus and the applicable prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and the applicable prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus, the applicable prospectus supplement, and in our other filings with the SEC. In other words, in case of a conflict or inconsistency between information contained in this prospectus and the applicable prospectus supplement and information incorporated by reference into this prospectus and the applicable prospectus supplement, you should rely on the information that was filed later.

We incorporate by reference the documents listed below, which we have already filed with the SEC, and any documents we file with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in such future filings deemed not to have been filed), until we sell all the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 25, 2022;

•	Current Reports on Form 8-K filed on March 10, 2022; and

•	Proxy Statement on Schedule 14A filed on March 1, 2022.

You can obtain a copy of these Fifth Third filings at no cost on Fifth Third’s website, http://www.53.com under the “Investor Relations” link, then under the heading “Financial Information” and then under the subheading “SEC Filings.” The information contained on our website is not incorporated into this prospectus or accompanying prospectus supplement except as described in this section of this prospectus or accompanying prospectus supplement. You also may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Office of the Corporate Secretary

Fifth Third Bancorp

Fifth Third Center

38 Fountain Square Plaza

MD10909F

Cincinnati, OH 45263

(513) 534-4300

We have not authorized anyone else to provide you with additional or different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus in public offerings to or through underwriters, to be designated at various times, or directly to other purchasers or through agents. At-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of the securities. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Securities other than common stock will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by those underwriters, this market making may be discontinued at any time without notice. These securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of the trading market for these securities.

In facilitating the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the prospectus supplement relating to those securities.

Unless otherwise indicated in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time.

Under agreements which we may enter into, underwriters, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

If so noted in the applicable prospectus supplement relating to any securities, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase any securities from us under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. We must approve such institutions in all cases. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

If we offer and sell securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be described in the applicable prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the applicable prospectus supplement. Purchasers of securities directly from us may be entitled under agreements that they may enter into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

We may use this prospectus in connection with offers and sales of the securities in remarketing transactions and other resales. In a remarketing transaction, we may resell a security acquired from other holders, after the original offering and a sale of the security. Resales may occur in the open market or may be privately negotiated, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with a remarketing transaction, one or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled to indemnification by us under agreements that may be entered into with us against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, us or any of the trustees, depositaries, warrant agents, transfer agents or registrars for securities sold using this prospectus in the ordinary course of business.

Fifth Third Securities, Inc. is a member of the Financial Industry Regulatory Authority (“FINRA”) and is an affiliate of ours for purposes of the FINRA Conduct Rules. In the event Fifth Third Securities, Inc. acts as an underwriter in connection with the offering of any securities under this prospectus and the related registration statement, such offering will be conducted in accordance with the applicable sections of Rule 5121 of the FINRA Conduct Rules. Pursuant to such rules, no FINRA member participating in any such offering will be permitted to execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

The maximum underwriting compensation for any offering under the registration statement to which this prospectus relates may not exceed 8% of the offering proceeds.

VALIDITY OF SECURITIES

Unless stated otherwise in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Graydon Head & Ritchey LLP, Cincinnati, Ohio. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Fifth Third Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2021, and the effectiveness of Fifth Third Bancorp’s internal control over financial reporting as of December 31, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.